UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________

FORM 8-K
_________________________________________

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2018 (March 5, 2018)
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InfoSonics Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32217

Maryland	33-0599368
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4435 Eastgate Mall, Suite 320

San Diego, CA 92121
(Address of principal executive offices, including zip code)

(858) 373-1600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On July 25, 2017, the Company entered into an Agreement and Plan of Merger between InfoSonics Corporation, a Maryland corporation (the “Company”), Cooltech Holding Corp., a Nevada corporation (“Cooltech”), and InfoSonics Acquisition Sub, Inc., a Nevada corporation (“Merger Sub”, and, together with Cooltech and the Company, the “Parties”) (as amended, the “Merger Agreement”). The Parties amended the Merger Agreement on September 14, 2017, and further amended the Merger Agreement on January 5, 2018. Pursuant to the Merger Agreement, upon closing, Merger Sub will be merged with and into Cooltech, with Cooltech surviving as a wholly owned subsidiary of the Company and disregarded for federal and state tax purposes (the “Merger”). The Merger is contemplated to close and be effective, on March 12, 2018 (the “Closing”).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 26, 2017, Amendment No. 1 to the Agreement and Plan of Merger, which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 15, 2017, and Amendment No. 2 to the Agreement and Plan of Merger, which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 8, 2018, each of which is incorporated herein by reference.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Cash Bonus

On March 5, 2018, the Compensation Committee of the Company’s board of directors approved a cash bonus payment to the Company’s Vice President and Chief Financial Officer, Vernon A. LoForti, in the amount of $75,000 in recognition of his extraordinary contributions to the Company in connection with the Merger.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 7, 2018, the Company held a special meeting of its stockholders in San Diego, California.  The Company’s stockholders voted on, and approved, the following proposals:

Proposal No. 1 — Approve the issuance of InfoSonics common stock, par value $0.001 per share (“InfoSonics Common Stock”) and InfoSonics 0% Series A Convertible Preferred Stock, par value $0.001 per share in connection with the merger contemplated by the Agreement and Plan of Merger dated July 25, 2017, among InfoSonics, Cooltech Holding Corp., a Nevada corporation and InfoSonics Acquisition Sub, Inc., a Nevada corporation, and all amendments thereto, and the corresponding change of control of InfoSonics.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
1,833,956	22,404	27,585	1,050,275

Proposal No. 2 — The issuance of InfoSonics Common Stock and warrants to purchase shares of InfoSonics Common Stock in a non-public offering in accordance with NASDAQ Listing Rule 5635.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
1,829,837	23,143	30,965	1,050,275

Proposal No. 3 — The issuance of InfoSonics Common Stock upon the conversion of three year 0% convertible notes and the exercise of warrants to purchase shares of InfoSonics Common Stock in a non-public offering in accordance with NASDAQ Listing Rule 5635.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
1,831,717	22,923	29,305	1,050,275

Proposal No. 4 — The amendment of the Company’s Articles of Incorporation to effect an increase in the authorized amount of Common Stock, from 40,000,000 shares of Common Stock, to 150,000,000 shares of Common Stock.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
1,775,037	81,677	27,231	1,050,275

Proposal No. 5 — An amendment to the Company’s Articles of Incorporation to effect a reverse stock split of InfoSonics Common Stock, to the extent required to qualify for the NASDAQ new listing requirements, by a ratio of not less than one-for-two and not more than one-for-twenty at any time prior to April 30, 2018, with the exact ratio to be set at a whole number within this range by the InfoSonics Board in its sole discretion to comply with the applicable NASDAQ listing requirements.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
2,445,929	440,196	48,095	None

Proposal No. 6 — The election of four directors nominated by the Company’s board of directors, each to serve until the next annual meeting of stockholders or until a successor is elected and qualified.

Name of Nominee	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Joseph Ram	1,751,009	29,981	102,955	1,050,275
Randall P. Marx	1,689,260	91,631	103,054	1,050,275
Robert S. Picow	1,690,932	90,058	102,955	1,050,275
Kirk A. Waldron	1,689,258	91,732	102,955	1,050,275

Proposal No. 7 — To approve, on a non-binding advisory basis, the compensation to be paid to InfoSonics’ named executive officers that is based on or otherwise relates to the Merger.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
1,671,019	164,725	48,201	1,050,275

Proposal No. 8 — The adjournment of a special meeting of the Company’s stockholders to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or any of the other proposals.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
2,696,748	182,888	54,584	None

Item 8.01.Other Events.

On March 5, 2018, the Company’s board of directors approved the reverse split of the Company’s common stock at a ratio of one-for-five effective at the commencement of trading on March 9, 2018.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoSonics Corporation

Date:	March 7, 2018	By:	/s/ Vernon A. LoForti
Vernon A. LoForti
Chief Financial Officer